Exhibit 31.3

Certification of Principal Executive Officer

I, Timothy P. Walbert, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Horizon Pharma plc; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 26, 2017

/s/ Timothy P. Walbert
Timothy P. Walbert
Chairman, President and Chief Executive Officer
(Principal Executive Officer)